Exhibit 10.10

Freddie Mac Loan No. 708556663

Century Palms at World Gateway

August 20, 2015

Jones Lang LaSalle Operations, L.L.C.

3344 Peachtree Road NE, Suite 1200

Atlanta Georgia 30326

Re:	$24,999,000.00 Multifamily Note of even date herewith (“Note”) made by BR Carroll World Gateway, LLC, a Delaware limited liability company (“Borrower”) to the order of Jones Lang LaSalle Operations, L.L.C. (“Lender”)

Gentlemen:

Anything to the contrary contained in the Note notwithstanding, the undersigned Borrower covenants and agrees not to prepay, in whole or in part, the indebtedness evidenced by the Note (excluding, however, monthly installments of principal and/or interest due under the Note, which are not affected by the provisions of this instrument) for a period commencing on the date hereof and ending on the earlier of (a) 61 days from the date hereof or (b) the date on which the Note is transferred to Federal Home Loan Mortgage Corporation (“Freddie Mac”). Upon the satisfaction of either of the conditions (a) or (b) expressed in this instrument, this instrument shall have no further force or effect and any prepayments under the Note shall be made in accordance with the provisions of the Note. In the event that Borrower breaches the covenants contained in this instrument, Borrower agrees to indemnify and to hold Lender harmless from all costs associated with such breach and the prepayment of the Note resulting therefrom, including without limitation all fees, penalties, other consideration and expenses incurred by Lender as a result of such breach and prepayment.

This instrument is not incorporated into the Note and is not a part thereof, but constitutes an obligation and undertaking of Borrower separate and independent of the Note. This instrument shall be binding upon Borrower and its successors and assigns and shall inure to the benefit of Lender exclusively, but shall have no effect upon Freddie Mac now or at the time of the purchase of the Note by Freddie Mac.

{Signatures on next page}

60 Day Letter	Page 1

BORROWER:

BR CARROLL WORLD GATEWAY, LLC, a Delaware limited liability company

By:	/s/ Jordan Ruddy
Jordan Ruddy
Chief Executive Officer

60 Day Letter	Page 2